UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

GigOptix, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Geng Road, Suite 250, Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On April 12, 2010, GigOptix, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm. The reports of PWC on the consolidated financial statements of the Company for the years ended December 31, 2009 and December 31, 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as noted in the following sentence. The report of PWC on the financial statements of the Company as of and for the years ended December 31, 2008 and 2009 contained an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern. The dismissal of PWC was approved by the Audit Committee of the Board of Directors of the Company.

During the Company’s recent fiscal years ended December 31, 2009 and 2008 and through April 12, 2010, (i) there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PWC’s satisfaction, would have caused PWC to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K other than:

At December 31, 2009, and 2008, and during the interim periods of 2009, the Company reported a material weakness as it did not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. Specifically, this deficiency resulted in audit adjustments related to the completeness and accuracy of the Company’s prepaid and other current assets, accruals and other current liabilities, capital leases, stock-based compensation accounts, capitalized acquisition costs, intangible assets acquired in a business combination, line of credit accounts, and disclosures in the consolidated financial statements. Additionally, this deficiency could result in misstatements of the aforementioned accounts and disclosures that would result in a material misstatement to the annual or interim consolidated financial statements. The audit committee discussed this material weakness with PricewaterhouseCoopers LLP and has authorized PricewaterhouseCoopers LLP to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

The Company has provided PWC with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested PWC to furnish the Company with a letter addressed to the SEC stating whether or not PWC agrees with the above statements. A copy of PWC’s letter dated April 16, 2010 is attached hereto as Exhibit 16.1 to this Form 8-K.

Based on the Audit Committee’s approval, the Company engaged Grant Thornton, LLP (“Grant Thornton”) on April 12, 2010, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. During the Company’s two most recent fiscal years ended December 31, 2009 and 2008 and from January 1, 2010 through April 12, 2010, neither the Company nor anyone on its behalf consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively. The decision to engage Grant Thornton was based on a competitive bid process.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of PricewaterhouseCoopers LLP dated April 16, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GIGOPTIX, INC.

By:	/S/ AVI KATZ
Avi Katz
Chief Executive Officer

Date: April 16, 2010